Exhibit 5.1

[Letterhead of Amarchand & Mangaldas & Suresh A. Shroff & Co.]

Ref: 2073	March 30, 2015

TATA MOTORS LIMITED

Bombay House

24 Homi Mody Street

Mumbai 400 001

Ladies and Gentlemen,

We have acted as counsel for Tata Motors Limited, a public limited company incorporated under the laws of India (the “Company”), in connection with the registration statement on Form F-3 (Reg. No 333 – 203096), (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of:

(i)	up to 45,193,428 ordinary shares of face value Rs. 2 each of the Company (the “Ordinary Shares”), including Ordinary Shares to be represented by American Depositary Shares (“ADSs”), each ADS representing five Ordinary Shares;

(ii)	45,193,428 rights to subscribe to Ordinary Shares (including rights to subscribe to ADSs representing Ordinary Shares);

(iii)	up to 2,653,029 ‘A’ ordinary shares of face value Rs. 2 each of the Company, with differential rights as to voting and dividend (the “‘A’ Ordinary Shares”, and together with the Ordinary Shares, the “Shares”); and

(iv)	2,653,029 rights to subscribe to ‘A’ Ordinary Shares,

in connection with (A) an offering and sale by the Company of the Shares within the United States; and (B) and offering and sale by the Company of ADSs pursuant to an automatic shelf registration statement, as defined in Rule 405 of the Securities Act.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, resolutions adopted by the board of directors of the Company on January 27, 2015 and March 25, 2015 and shareholders of the Company on March 3, 2015.

We have assumed:

(a)	in relation to the documents that we have examined that: (a) all such documents are within the legal capacity of, and have been validly authorised, executed and delivered by, and are binding on, the parties thereto; and (b) that there are no facts or circumstances in existence and that no events have occurred, which render such documents void or voidable, repudiated, frustrated, or capable of rescission for any reason, and in particular without limitation, by reason of the lack of consideration, default, fraud, or misrepresentation;

(b)	the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with their originals of all documents submitted to us as copies thereof, and that each of the copies of the documents supplied to us or photocopies or facsimiles thereof are true, complete and accurate and we have found nothing to indicate that such assumptions are not fully justified;

(c)	that any meeting of the board of directors or a duly constituted committee thereof or the shareholders of the Company, was duly constituted, and a quorum was present throughout, and that the minutes of any such meeting are a correct and accurate record of the proceedings thereof; and

(d)	that there are no agreements, letters, or other arrangements having contractual effect, modifying the terms or affecting the documents examined by us.

Nothing has come to our attention that would indicate or that would cause us to believe that our assumptions set out above are not fully justified.

Based on the foregoing, we are of opinion that the Shares have been duly and validly authorized and, when issued and delivered by the Company, and paid for by the subscribers, will be validly issued, fully paid and non-assessable.

In rendering this opinion, we have reviewed such laws of the Republic of India as we considered relevant and necessary. We have not made any investigation of, and do not express any opinion on, the laws of any jurisdiction other than the laws of the Republic of India as applicable on the date of this opinion and have assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the Republic of India in connection with the transactions contemplated by the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to a Report on Form 6-K to be filed with the Commission on or about March 30, 2015 and to be incorporated by reference into the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Yours truly,

For Amarchand & Mangaldas & Suresh A. Shroff & Co.

/s/ Gaurav Gupte

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